EXHIBIT 23.2


SCHWARTZ LEVITSKY FELDMAN LLP
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA


                    CONSENT OF SCHWARTZ LEVITSKY FELDMAN LLP

The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinion dated December 9, 2003 on the financial statements of Yukon Gold Corp. for the period from May 16, 2002 (date of incorporation) to April 30, 2003 included in the registration statement being filed by Yukon Gold Corporation, Inc.

                                         /s/ Schwartz Levitsky Feldman LLP
                                         "SCHWARTZ  LEVITSKY  FELDMAN  LLP

Toronto, Ontario

March 10, 2004                                       Chartered Accountants



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